EXHIBIT 5.1

THE LEBRECHT GROUP

A PROFESSIONAL LAW CORPORATION

Brian A. Lebrecht, Esq.	Craig V. Butler, Esq. *

Admitted only in California*

April 18, 2012

SearchCore, Inc.
1300 Dove Street, Suite 100
Newport Beach, CA  92660

Re:
SearchCore, Inc. Registration Statement on Form S-1 for an offering by (i) the Company of up to 5,000,000 shares of common stock, and (ii) certain of the Company’s shareholders of up to 4,397,500 shares of common stock

Ladies and Gentlemen:

We have acted as counsel to SearchCore, Inc. (formerly known as General Cannabis, Inc.), a Nevada corporation (the “Company”), in connection with the proposed offering by (i) the Company of up to 5,000,000 shares of common stock, and (ii) certain of the Company’s shareholders of up to 4,397,500 shares of the Company’s common stock (the “Securities”) pursuant to the Company's Registration Statement on Form S-1, Amendment No. 8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the offer, issuance and sale of the Securities.  Based on such review, we are of the opinion that the Securities have been duly authorized, legally issued, fully paid and nonassessable.

IRVINE OFFICE:		SALT LAKE CITY OFFICE:

9900 RESEARCH DRIVE		406 W. SOUTH JORDAN PARKWAY
IRVINE		SUITE 160
CALIFORNIA • 92618		SOUTH JORDAN
UTAH • 84095
(949) 635-1240 • FAX (949) 635-1244	www.thelebrechtgroup.com	01) 983-4948 • FAX (801) 983-4958

SearchCore, Inc.
April 18, 2012

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which is part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Sincerely, /s/ The Lebrecht Group, APLC The Lebrecht Group, APLC